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                                                                   EXHIBIT 23.4



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Green Tree Financial Corporation:

     We consent to the incorporation by reference in the Registration Statement (No. 333-56611) on Form S-3 of Conseco, Inc. of our report dated January 27, 1998, except as to Note O which is as of February 13, 1998, with respect to the consolidated balance sheets of Green Tree Financial Corporation and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the Form 8-K of Conseco, Inc. dated June 3, 1998 and to the reference to our firm under the heading "EXPERTS" in the Registration Statement. Our report refers to the Company's adoption of the Financial Accounting Standards Board's Statement No. 125 "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," in 1997.



                                                    /S/ KPMG PEAT MARWICK LLP
                                                    ---------------------------
                                                    KPMG PEAT MARWICK LLP




Minneapolis, Minnesota
August 4, 1998